EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Helius Medical Technologies, Inc. dated November 5, 2020, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 5, 2020

DANE ANDREEFF, INDIVIDUALLY

/s/ Dane Andreeff

MAPLE LEAF CAPITAL I, LLC

/s/ Dane Andreeff
Dane Andreeff, Managing Member

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